The Tax-Exempt Fund of Maryland

January 31, 2016

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$3,652
Class B	$4
Class C	$327
Class F1	$236
Class F2	$420
Total	$4,639

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2424
Class B	$0.1830
Class C	$0.1797
Class F1	$0.2328
Class F2	$0.2530

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	15,152
Class B	20
Class C	1,840
Class F1	986
Class F2	1,770
Total	19,768

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.97
Class B	$15.97
Class C	$15.97
Class F1	$15.97
Class F2	$15.97

The Tax-Exempt Fund of Virginia

January 31, 2016

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$5,323
Class B	$5
Class C	$374
Class F1	$295
Class F2	$797
Total	$6,794

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2454
Class B	$0.1840
Class C	$0.1787
Class F1	$0.2358
Class F2	$0.2561

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	22,053
Class B	20
Class C	2,126
Class F1	1,226
Class F2	3,321
Total	28,746

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.95
Class B	$16.95
Class C	$16.95
Class F1	$16.95
Class F2	$16.95